U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT
      PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): December 31, 1999



                                   IEXALT, INC.
                (Exact Name of Registrant as Specified in Charter)


                                     NEVADA
                         (State or Other Jurisdiction of
                          Incorporation or Organization)

          000-09322                                   75-1667097
    (Commission File Number)              (I.R.S. Employer Identification No.)


                       4301 WINDFERN, HOUSTON, TEXAS 77041
            (Address of principal executive offices including zip code)


                                  (281) 600-4000
               (Registrant's telephone number, including area code)



                            SUNBELT EXPLORATION, INC.
          (Former name or former address, if changed since last report)

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

      Inapplicable.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

      On January 14, 2000, iExalt, Inc., a Nevada corporation ("Company"), completed the acquisition of, in an arms-length transaction, all of the issued and outstanding stock of First Choice Marketing, Inc.("First Choice"), a Texas corporation, in exchange for 2,727,000 shares of Company common stock. The shareholders of First Choice are entitled to additional consideration of up to 999,999 shares of Company common stock over a three-year period provided certain earnings goals are met by that Company and Messrs. Dahl and Haenes remain in the employ of the Company. Messrs. Dahl and Haenes entered into a three-year employment agreements with the Company with 240,000 stock options vesting over three years subject to their continued employment. The transaction was accounted for as a purchase.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

      Inapplicable.

ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

      Inapplicable.

ITEM 5.     OTHER EVENTS

      Inapplicable.

ITEM 6.     RESIGNATIONS OF REGISTRANT'S DIRECTOR

      Inapplicable.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

      The Stock Purchase Agreement with First Choice Marketing, Inc. is attached hereto as Exhibit 1.1.

      (a) Financial Statements of Business Acquired.

      The appropriate financial statements will be filed with the Securities and Exchange Commission no later than seventy-five days after the consummation of the acquisition.

      (b) Pro Forma Financial Information.

      The appropriate pro forma financial information relating to the acquisition will be filed with the Securities and Exchange Commission no late than seventy-five days after the consummation of the acquisition.

ITEM 8.     CHANGE IN FISCAL YEAR

      Inapplicable.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          IEXALT, INC.

                                          By: //S// JONATHAN GILCHRIST
                                              -----------------------------
                                              Jonathan Gilchrist, Secretary

DATE: January 27, 2000

                                    EXHIBITS

EXHIBIT
NO.                                                         PAGE

1.1         Stock Purchase Agreement with First Choice
            Marketing, Inc..............................     A-1